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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-56748) and related Prospectus of First Data Corporation, for the registration of up to $1,500,000,000 in debt securities, preferred stock and/or common stock and to the incorporation by reference therein of our report dated January 24, 2001 with respect to the consolidated financial statements and schedule of First Data Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                       Ernst & Young LLP



Denver, Colorado
March 23, 2001